                                                                       EXHIBIT 7

                         (Coopers & Lybrand Letterhead)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 4 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 333-06071) of our reports dated February 14, 1997 and February 21, 1997 on our audits of the financial statements of MONY America Variable Account L and MONY Life Insurance Company of America, respectively.



     We also consent to the references to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.


                                          Coopers & Lybrand L.L.P.

New York, New York

January 14, 1998